UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2022

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Landmeier Road Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 956-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2022, SigmaTron International, Inc. (the “Company”), Wagz, Inc. (“Wagz”) and JPMorgan Chase Bank, N.A. (“Lender”) entered a sixth amendment (the “Amendment”) to the credit agreement dated as of January 29, 2021 (the “Credit Agreement” and as amended the “Amended Credit Agreement”). The Amendment provides for a temporary term loan in the principal amount of $5 million with a maturity date of August 23, 2022 and which is prepayable without penalty (the “Loan”). The principal amount of the Loan initially accrues interest at an annual rate equal to the secured overnight financing rate (“SOFR”) plus an applicable margin of 4.00%. In addition, pursuant to the Amendment, Wagz was added as a loan party and guarantor under the Amended Credit Agreement. A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	Sixth Amendment to the Credit Agreement dated April 25, 2022 by and among SigmaTron International, Inc., Wagz, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: April 27, 2022	By:	/s/ Gary R. Fairhead
	Name:	Gary R. Fairhead
	Title:	Chief Executive Officer